Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Amendment No. 1 to Schedule 13G is being filed on behalf of each of the undersigned.
EXECUTED this 21st day of August, 2008.

LACUNA VENTURE FUND LLLP

By:	Lacuna Ventures GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

	By:	/s/ Wink Jones

Wink Jones, Managing Director

LACUNA VENTURES GP LLLP

By:	Lacuna, LLC, its general partner

	By:	/s/ Wink Jones

Wink Jones, Managing Director

LACUNA HEDGE FUND LLLP

By:	Lacuna Hedge GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

	By:	/s/ Wink Jones

Wink Jones, Managing Director

LACUNA HEDGE GP LLLP

By:	Lacuna, LLC, its general partner

	By:	/s/ Wink Jones

Wink Jones, Managing Director

LACUNA, LLC

	By:	/s/ Wink Jones

Wink Jones, Managing Director